Exhibit 99.1

MVB Financial Corp. Declares Third Quarter 2018 Dividend
Quarterly Dividend of $0.03 Represents an Increase of 20%

FAIRMONT, W.Va. (August 22, 2018) – MVB Financial Corp. (NASDAQ:MVBF) (MVB) has declared a quarterly cash dividend of $0.03 per share payable on Sept. 15, 2018, to shareholders of record at the close of business on Sept. 1, 2018.

This is the third quarterly dividend for 2018 and includes a one-half cent, or 20% increase per share, compared to the March and June 2018 payouts of $0.025 per share.

About MVB Financial Corp.

MVB Financial Corp. (“MVB Financial” or “MVB”), the holding company of MVB Bank, is publicly traded on The Nasdaq Capital Market® under the ticker “MVBF.”

MVB is a financial holding company headquartered in Fairmont, W.Va. Through its subsidiary, MVB Bank, Inc., and the bank’s subsidiary, MVB Mortgage, the company provides financial services to individuals and corporate clients in the Mid-Atlantic region.

Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services.

For more information about MVB, please visit ir.mvbbanking.com.

Forward-looking Statements

MVB Financial Corp. has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this Press Release.  These forward-looking statements are based on current expectations about the future and subject to risks and uncertainties.  Forward-looking statements include information concerning possible or assumed future results of operations of the Company and its subsidiaries.  When words such as "believes," "expects," "anticipates," "may," or similar expressions occur in this Press Release, the Company is making forward-looking statements.  Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in the forward-looking statements contained in this Press Release. Those factors include, but are not limited to: credit risk, changes in market interest rates, inability to achieve merger-related synergies, competition, economic downturn or recession, and government regulation and supervision. Additional factors that may cause our actual results to differ materially from those described in our forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as well as its other filings with the SEC, which are available on the SEC website at www.sec.gov. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements.